Exhibit 2.k.8

Execution Version

AMENDMENT NO. 2

TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of August 18, 2016, is entered into among GLADSTONE BUSINESS LOAN, LLC, as Borrower (the “Borrower”), GLADSTONE MANAGEMENT CORPORATION, as Servicer (the “Servicer”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), ALOSTAR BANK OF COMMERCE, ING CAPITAL LLC, NEWBRIDGE BANK, SANTANDER BANK, N.A., and TALMER BANK AND TRUST, as Lenders (collectively, the “Lenders”) and as Managing Agents (in such capacity, collectively the “Managing Agents”) and KeyBank, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

A.    Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of May 1, 2015 by and among the Borrower, the Servicer, the Lenders, the Managing Agents and the Administrative Agent (as amended, modified, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.    The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)    The definition of “Excess Concentration Amount” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“Excess Concentration Amount” means, on any date of determination, the sum of, without duplication,

(a)    the aggregate amount by which the Purchased Loan Balances of all Fixed Rate Loans which are not subject to a Hedge Transaction exceeds 20% of the aggregate Purchased Loan Balance;

(b)    the aggregate amount by which the Purchased Loan Balances of all Fixed Rate Loans (whether subject to a Hedge Transaction or not) exceeds 40% of the aggregate Purchased Loan Balance;

(c)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans that have remaining terms to maturity greater than 84 months exceeds 15% of the aggregate Purchased Loan Balance;

(d)    the aggregate amount by which the Purchased Loan Balances of Eligible Loans which are not (i) First Lien Loans, (ii) First Lien Qualifying Covenant-Lite Loans or (iii) First Out Loans exceeds 60% of the aggregate Purchased Loan Balance;

(e)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans which are participation interests exceeds 10% of the aggregate Purchased Loan Balance;

(f)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans which are DIP Loans exceeds 10% of the aggregate Purchased Loan Balance;

(g)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans which have an Risk Rating of CCC+/Caa1/3 (S&P/Moody’s/Servicer) or below exceeds 15% of the aggregate Purchased Loan Balance;

(h)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans included as part of the Collateral which are Revolver Loans exceeds 15% of the aggregate Purchased Loan Balance;

(i)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans which are PIK Loans exceeds 15% of the aggregate Purchased Loan Balance;

(j)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans that are Current Pay Loans exceeds 10% of the aggregate Purchased Loan Balance;

(k)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans that are Real Estate Loans exceeds 5% of the aggregate Purchased Loan Balance;

(l)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans included as part of the Collateral for which the applicable Eligible Obligors are domiciled in any single State exceeds 40% of the aggregate Purchased Loan Balance;

(m)    the sum of (i) the aggregate amount by which the Purchased Loan Balances of Eligible Loans to a single Obligor exceed the Large Loan Limit applicable to a single Obligor, plus (ii) the aggregate amount by which the Purchased Loan Balances of Eligible Loans to the ten (10) Obligors having the largest Purchased Loan Balances, in the aggregate, exceed the Large Loan Limit applicable to such Obligors;

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(n)    the aggregate amount by which the Purchased Loan Balances of each Eligible Loan included as part of the Collateral for which no Trust Receipt (as defined in the Custody Agreement) has been received exceeds 10% of the aggregate Purchased Loan Balance;

(o)    the aggregate Purchased Loan Balances of all Loans which are not priced by an Approved Valuation Service on a quarterly basis and have not been so priced by Approved Valuation Service for a period in excess of 135 days from the date such Loans became Transferred Loans (other than those Loans which have a long term credit rating from S&P or Moody’s and have a quoted price by a financial institution rated at least A-1/P-1 that makes a market in such Loan, which shall be expressly excluded from this subsection (o));

(p)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans that are Mezzanine Loans exceeds 5% of the aggregate Purchased Loan Balance;

(q)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans that are unsecured exceeds 5% of the aggregate Purchased Loan Balance;

(r)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans that are Qualifying Covenant-Lite Loans exceeds 10% of the aggregate Purchased Loan Balance;

(s)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans that arise in connection with a Controlled Transaction exceeds 15% of the aggregate Purchased Loan Balance;

(t)    the aggregate amount by which (A) the Purchased Loan Balances of all Eligible Loans for which the Servicer has not calculated, at least once per calendar quarter within five Business Days after the date the Servicer provides the quarterly valuations for its serviced portfolio, each of the following, in each case in accordance with the applicable Loan Documents for such corresponding Eligible Loan: EBITDA, Total Funded Debt, TTM EBITDA and each of the ratios required to be computed hereunder utilizing those three terms in the classification of such Loan hereunder, exceeds (B) 10% of the aggregate Purchased Loan Balance;

(u)    the aggregate amount by which the Purchased Loan Balances of all Eligible Loans as to which the Obligor’s principal office and any Related Property are located in Canada exceeds five percent (5%) of the aggregate Purchased Loan Balance;

(v)    the sum of (i) the aggregate amount by which the Purchased Loan Balances of the Non-Qualified Loans exceeds 15% of the aggregate Purchased Loan Balance and (ii) the aggregate amount by which the Purchased Loan Balances of all Excess Leverage Loans (whether Non-Qualified Loans or not) exceeds 25% of the aggregate Purchased Loan Balance; and

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(w)    for all Excess Leverage Loans (whether Non-Qualified Loans or not) for which the ratio, expressed as a percentage of the Fair Market Value of such Loan to the Outstanding Loan Balance of such Loan shall be less than 80%, an amount equal to the amount of the aggregate Purchased Loan Balance of such Excess Leverage Loans causing such Loans to have a Total Funded Debt to TTM EBITDA ratio of greater than 6.0x;

For purposes of clarity, no single Loan may separately cause an increase in the Excess Concentration Amount under more than one of the paragraphs (a)-(w) above. In determining the effect of any such single Loan on the Excess Concentration Amount, the Servicer may determine, in its discretion, with the review and approval of the Administrative Agent, which one of the applicable paragraphs to utilize. For purposes of calculating the Excess Concentration Amount, all Loans included in the Collateral or to become part of the Collateral the Obligor of which is an Affiliate of another Obligor shall be aggregated with all Loans of such other Obligor.

(b)    The definition of “Large Loan Limit” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“Large Loan Limit” means, at any time, (i) for the Loans to a single Obligor as designated by the Servicer from time to time in writing to the Administrative Agent, the higher of (A) $20,000,000 and (B) an amount equal to 10% of the aggregate Purchased Loan Balance at such time and (ii) for the Loans to the ten (10) Obligors having the largest Purchased Loan Balances, in the aggregate, an amount equal to 75% of the aggregate Purchased Loan Balance; provided, that, for purposes of calculating the Large Loan Limit, all Loans included in the Collateral or to become part of the Collateral the Obligor of which is an Affiliate of another Obligor shall be aggregated with all Loans of such other Obligor.

SECTION 2. Representations and Warranties. The Borrower and the Servicer each hereby represents and warrants to each of the other parties hereto, that:

(a)    this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b)    on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

SECTION 4. Reference to and Effect on the Transaction Documents.

(a)    Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit

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Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b)    Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8. Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC

By:	/s/ Robert Marcotte
Name:	Robert Marcotte
Title:	President

GLADSTONE MANAGEMENT CORPORATION

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chief Executive Officer

Signature Page to Amendment No. 2

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Richard Andersen
Name:	Richard Andersen
Title:	Designated Signer

KEYBANK NATIONAL ASSOCIATION, as a Lender and a Managing Agent

By:	/s/ Richard Andersen
Name:	Richard Andersen
Title:	Designated Signer

Signature Page to Amendment No. 2

ALOSTAR BANK OF COMMERCE, as a Lender and a Managing Agent

By:	/s/ Daryn Venéy
Name:	Daryn Venéy
Title:	Vice President

Signature Page to Amendment No. 2

ING CAPITAL LLC, as a Lender and a Managing Agent

By:	/s/ Patrick Frisch
Name:	Patrick Frisch
Title:	Managing Director

By:	/s/ Grace Fu
Name:	Grace Fu
Title:	Director

Signature Page to Amendment No. 2

YADKIN BANK dba NEWBRIDGE BANK, as a Lender and a Managing Agent

By:	/s/ Dave Bowman
Name:	Dave Bowman
Title:	Charlotte Market President

Signature Page to Amendment No. 2

SANTANDER BANK, N.A., as a Lender and a Managing Agent

By:	/s/ Robert Bushey
Name:	Robert Bushey
Title:	Senior Vice President

Signature Page to Amendment No. 2

TALMER BANK AND TRUST, as a Lender and a Managing Agent

By:	/s/ Mark Smaizys
Name:	Mark Smaizys
Title:	Managing Director

Signature Page to Amendment No. 2